UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2012, Far East Energy (Bermuda), Ltd. (the “Borrower”), a wholly-owned subsidiary of Far East Energy Corporation (the “Guarantor”), the Guarantor and Standard Chartered Bank (the “Lender”) entered into an Amendment Letter (the “Amendment Letter”), dated as of May 21, 2012, to the Facility Agreement, dated as of November 28, 2011, by and among the Borrower, the Guarantor and the Lender (the “Facility Agreement”).

The Amendment Letter amends the Facility Agreement to provide for the following:

1 Extends the date on which the Borrower is required to provide the Lender with evidence of approval by the Ministry of Commerce, the government of The People’s Republic of China (“MofCom”) of the extension of the Borrower’s production sharing contract for the Shouyang Area in Shanxi Province, Qinshui Basin, The People's Republic of China from May 30, 2012 to August 28, 2012, provided that the Borrower procures from China United Coalbed Methane Corporation and provides to the Lender a written update by June 30, 2012 regarding the status of such approval, in form and substance acceptable to the Lender (acting in its sole discretion).

2 If there is no default under the Facility Agreement, the Borrower or the Guarantor may extend the term of the Facility Agreement for an additional three months from August 28, 2012 to November 28, 2012 (the date such request for extension is approved by the Lender, the “Extension Date”) upon the Borrower’s delivery to the Lender of either reasonable evidence of an offer in connection with a potential strategic transaction involving the Guarantor or a refinancing plan, in each case, acceptable in form and substance to the Lender (acting in its sole discretion).

3 The Lender waived its right of first refusal under the Facility Agreement to (i) lead arrange any long term financing of the Borrower’s business operations in the Shouyang Area in Shanxi Province, Qinshui Basin, The People’s Republic of China or any existing or future asset of the Guarantor or (ii) to act as joint or sole lead manager or joint book-runner in respect of any relisting or equity fundraising of the Guarantor. The proceeds from any such financing or equity fundraising are required to be applied to the indebtedness outstanding under the Facility Agreement in accordance with the terms of the Facility Agreement.

4 Amends the conditions contained in the Facility Agreement required prior to the granting of additional draw requests under the Facility Agreement to include additional conditions that the Lender must receive (a) a reasonably satisfactory update related to (i) the status of any strategic transaction process involving the Guarantor and (ii) the status of any refinancing plan of the Borrower and/or the Guarantor and (b) evidence that such amounts related to the additional draw would be used to satisfy no more than 50% of the outstanding expenses of the Borrower and/or the Guarantor. As of the date of the Amendment Letter, the Borrower may, subject to the conditions contained in the Facility Agreement, as amended by the Amendment Letter, request additional borrowings of a principal amount up to $5,000,000, less the amount of any fees and/or expenses incurred by the Borrower and charged against any unused borrowings under the Facility Agreement.

5. Terminates the undrawn commitment under the Facility Agreement if the Borrower has failed, within nine months of the date of the first draw under the Facility Agreement (or August 30, 2012), to provide the Lender with satisfactory evidence of approval of MofCom of the extension of the Borrower’s production sharing contract for the Shouyang Area in Shanxi Province, Qinshui Basin, The People's Republic of China.

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In connection with and as security for the Facility Agreement, the Borrower and/or the Guarantor (as applicable) entered into certain other ancillary agreements, dated November 28, 2011, including an Account Charge Agreement (the “Account Charge Agreement”). In connection with the execution of the Amendment Letter, the Borrower and the Guarantor agreed to enter into an amendment to the Account Charge Agreement to modify the accounts of the Borrower and/or the Guarantor covered by the Account Charge Agreement. The Borrower and the Guarantor also agreed that prior to the payment of any expenses incurred by the Borrower or the Guarantor, the Lender would have the right to approve such expenses (such approval not to be unreasonably withheld or delayed), unless such expenses are either: (i) incurred by the Borrower or the Guarantor in the ordinary course of business and (a) are reasonably necessary in the Borrower’s or the Guarantor’s respective businesses or (b) relate to a contractual obligation of the Borrower or the Guarantor in existence on or prior to the date of the Amendment Letter or (ii) incurred by the Borrower or the Guarantor in connection with the due diligence, negotiation or execution of any strategic transaction involving the Borrower or the Guarantor or any financing or equity fundraising of the Borrower or the Guarantor and such expenses are reasonably determined to be in the best interests of the Borrower or the Guarantor; provided that from and after the date of the Amendment Letter, the Borrower and the Guarantor agreed that, without the approval of the Lender (such approval not to be unreasonably withheld or delayed), such expenses incurred under this item (ii) would not exceed the greater of $250,000 each month and an average of $250,000 during any three month period. The Amendment Letter further provides that notwithstanding the restrictions contained in the preceding sentence, the Borrower or the Guarantor may pay any such expenses if the Borrower shall provide to the Lender a report reasonably acceptable to the Lender reflecting that the Guarantor (together with its subsidiaries) has sufficient liquidity to meet its reasonably expected expenses through the earlier of the termination date of the Facility Agreement and the date of the consummation of any strategic transaction.

In connection with the execution of the Amendment Letter, the Borrower agreed to pay a $300,000 amendment fee, which is payable within 10 days of the date that the Amendment Letter was executed. The Borrower also agreed to pay a $500,000 fee payable on the later of (1) the Extension Date and (2) the earlier of (i) August 30, 2012, (ii) the date that any additional amount is drawn under the Facility Agreement and (iii) the date that amounts are drawn under any third party financing.

The description of the Amendment Letter set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment Letter, which is attached as Exhibit 10.1 hereto and incorporated herein by reference, and the Facility Agreement filed as Exhibit 10.1 to the Guarantor’s Current Report on Form 8-K filed on December 2, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, the Guarantor entered into the First Amendment to the Amended and Restated Employment Agreement (the “Employment Agreement Amendment”), effective October 10, 2011, between the Guarantor and Michael R. McElwrath, the Chief Executive Officer and President of the Guarantor (the “Employment Agreement”). The Employment Agreement Amendment extended the term of the Employment Agreement from October 13, 2014 to October 13, 2016, unless sooner terminated in accordance with the terms thereof.

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The description of the Employment Agreement Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement Amendment, which is attached as Exhibit 10.2 hereto and incorporated herein by reference, and the Employment Agreement filed as Exhibit 10.1 to the Guarantor’s Current Report on Form 8-K filed on October 13, 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number	Description

10.1	Amendment Letter to the Facility Agreement, dated May 21, 2012, among Far East Energy (Bermuda), Ltd., Far East Energy Corporation and Standard Chartered Bank.

10.2	First Amendment to Amended and Restated Employment Agreement, dated May 24, 2012, between Far East Energy Corporation and Michael R. McElwrath.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

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Index to Exhibits

Exhibit

Number	Description

10.1	Amendment Letter to the Facility Agreement, dated May 21, 2012, among Far East Energy (Bermuda), Ltd., Far East Energy Corporation and Standard Chartered Bank.

10.2	First Amendment to Amended and Restated Employment Agreement, dated May 24, 2012, between Far East Energy Corporation and Michael R. McElwrath.

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